Exhibit 99.1

Media Contact:

Wayne Juby

SVP Human Resources

wayne.juby@graphicpkg.com

770-644-3000

Graphic Packaging Names David W. Scheible Chief Operating Officer

MARIETTA, GA, September 27, 2004 – Graphic Packaging Corporation (NYSE: GPK) today announced that its Board of Directors has elected David W. Scheible to the position of Chief Operating Officer.  He reports directly to Stephen M. Humphrey, President and Chief Executive Officer of Graphic Packaging.

In this expanded leadership role, Scheible assumes responsibility for all company operations world-wide, including paperboard operations, which previously reported to the Chief Executive Officer.  Together with his direct reports, Scheible will sharpen Graphic Packaging’s focus on profitable top line growth with consumer products companies around the globe.

Scheible has been Graphic Packaging Corporation’s Executive Vice President of Commercial Operations since the closing of the merger between Riverwood Holding, Inc. and Graphic Packaging International Corporation (GPIC) in August 2003.  Scheible served as GPIC’s Chief Operating Officer from 1999 until the closing of the merger.  He also served as President of GPIC’s Flexible Packaging Division in early 1999.  Before joining GPIC, he was with the Avery Dennison Corporation, working most recently as its Vice President and General Manager of its Specialty Tape Division from 1995 through 1999, and Vice President and General Manager of the Automotive Division from 1993 to 1995.  Scheible earned his Bachelor of Science in Biochemistry and Masters of Business Administration in Finance degrees from Purdue University.

“David brings tremendous leadership skills and outstanding experience in manufacturing operations to this critical position.  He has a proven track record of listening to and leading employees, focusing on customer needs, and driving exceptional results and sustainable growth for the business,” said Stephen M. Humphrey, Graphic Packaging Corporation’s President and Chief Executive Officer.  “I am confident that with David’s leadership, we will meet the challenges of our new organization and leverage our operational capabilities while we reap the benefits of integrated businesses, both operationally and geographically.”

About Graphic Packaging Corporation

Graphic Packaging Corporation was formed in August 2003 as a result of the merger of Riverwood Holding, Inc. and Graphic Packaging International Corporation.  Graphic Packaging is a leading provider of paperboard packaging solutions to the beverage, food and consumer product industries.  Additional information about Graphic Packaging, its business and its products is available on the Company’s Web site at http://www.graphicpkg.com.

Forward Looking Statement

This release includes forward-looking statements as to management’s or the Company’s expectations and beliefs. Forward-looking statements are made upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company, as to which there can be no assurance. Important factors detailed in the Company’s Securities and Exchange Commission filings, as well as the following important factors, could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. These statements are subject to risks and uncertainties relating to the merger with Graphic Packaging International Corporation; the Company’s substantial amount of debt; achieving improved volumes in North American consumer products packaging and North American beverage carton markets; the sale of additional paperboard into the open market; the selling prices the Company realizes for its products; the extent to which the Company can implement its business strategies and achieve forecasted synergies; prolonged disruptions in the Company’s production facilities; competitive conditions; the volatility of energy and raw material costs and availability; the loss of key executives; general economic and business conditions both in the U.S. and globally; labor relations; currency translation movements and the risks of doing business in foreign countries.